Exhibit A
                                                   1999 Long-Term Incentive Plan

                               CONMED CORPORATION

                          1999 LONG-TERM INCENTIVE PLAN

         1. PURPOSE. The purpose of the 1999 Long-Term Incentive Plan of CONMED Corporation (the "Plan") is to promote the long term financial interests of CONMED Corporation (the "Company"), including its growth and performance, by encouraging employees of the Company and its subsidiaries and consultants who provide important services to the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees and consultants of outstanding ability, and providing employees and consultants with an interest in the Company parallel to that of the Company's shareholders. To achieve these purposes, the Company may grant Awards of options, restricted shares, stock appreciation rights and performance shares to key employees and consultants selected by the Stock Option Committee, all in accordance with the terms and conditions set forth in the Plan.

         2. DEFINITIONS. The following definitions are applicable to the Plan:

         "Award" shall mean an award determined in accordance with the terms of the Plan.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Committee" shall mean the Stock Option Committee of the Board of Directors. The Committee shall be composed of not less than two directors of the Company. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or employee of the Company or of any subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be comprised solely of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and in such a manner as to satisfy the "non-employee" director standard contained in Rule 16b-3 promulgated under the Exchange Act.

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Covered Employee" means, at the time of an Award (or such other time as required or permitted by Section 162(m) of the Internal Revenue Code) (i) the Company's Chief Executive Officer (or an individual acting in such capacity),
(ii) any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are "covered employees" under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for the year in which an Award is made or payable, and (iii) any other employee of the Company or its subsidiaries designated by the Committee in its discretion.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, per share of Common Stock, the closing price of the Common Stock on the Nasdaq Stock Market of the National Association of Securities Dealers, Inc. (the "Nasdaq Stock Market") on the applicable date, or, if the shares of Common Stock of the Company are then listed on a securities exchange, the closing price of the Common Stock on the principal securities exchange on which such shares are then traded, or, if there are no sales of Common Stock on the Nasdaq Stock Market or such principal securities exchange (as applicable) on such date, then the closing price of the Common Stock on

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the  last  previous  day on  which a sale on the  Nasdaq  Stock  Market  or such principal securities exchange (as applicable) is reported.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "Participant" shall mean an employee of the Company or any subsidiary or a consultant who is party to a consulting agreement with the Company or any subsidiary, in each case who is selected by the Committee to participate in the Plan.

         3. SHARES  SUBJECT TO THE PLAN.  Subject to  adjustment  as provided in
Section 16 of this Plan, the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 1,000,000. Notwithstanding anything contained herein to the contrary, in no event shall more than 400,000 shares of Common Stock (subject to adjustment as provided in Section 16 of this Plan) be available in the aggregate for the issuance of Common Stock pursuant to performance shares and restricted stock granted under the Plan. The shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares or shares acquired in the open market specifically for distribution under the Plan, as the Company may from time to time determine.

         Shares of Common Stock subject to an Award under the Plan that, in whole or in part, expires unexercised or that is forfeited, terminated or canceled or is paid in cash in lieu of Common Stock, shares of Common Stock surrendered or withheld from any Award under the Plan to satisfy a Participant's income tax withholding obligation and shares of Common Stock owned by the Participant that are tendered to pay for the exercise of a stock option under the Plan shall thereafter again be available for grant under the Plan.

         4. ADMINISTRATION. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents or officers of the Company, or to one or more third party consultants, accountants, lawyers or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

         Subject to the provisions of the Plan, the Committee (i) (or its delegate, within limits established by the Committee, with respect to non-Covered Employees and employees who are not subject to Section 16 of the Exchange Act) shall select the Participants, determine the type, size and terms of Awards to be made to Participants, determine the shares or share units subject to Awards, the restrictions, conditions and contingencies to be applicable in the case of specific Awards, and the time or times at which Awards shall be exercisable or at which restrictions, conditions and contingencies shall lapse, and (ii) shall have the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith.

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         5.  ELIGIBILITY.  All employees of the Company and its subsidiaries and consultants who are parties to consultancy agreements with the Company or any subsidiary, in each case who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee in its sole discretion, are eligible to be Participants in the Plan. In addition, the Committee may from time to time deem other employees of the Company or its subsidiaries or consultants eligible to participate in the Plan to receive awards of nonstatutory stock options. The granting of any Award to a Participant shall not entitle that Participant to, nor disqualify that Participant from, participation in any other grant of an Award.

         6. AWARDS. Awards under the Plan may consist of: stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options), performance shares, stock appreciation rights and restricted stock grants. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

         7. STOCK OPTIONS. The award instrument pursuant to which any incentive stock option is granted shall specify that the option granted thereby shall be treated as an incentive stock option. The award instrument pursuant to which any nonstatutory stock option is granted shall specify that the option granted thereby shall not be treated as an incentive stock option. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable for a period of more than ten years after their date of grant. The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Common Stock as the Committee may establish, in such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock and such other consideration. The Committee, in its sole discretion, may grant to a Participant the right to transfer Common Stock acquired upon the exercise of a part of a stock option in payment of the exercise price payable upon immediate exercise of a further part of the stock option. In no event may any Participant receive stock options under the Plan with respect to more than 200,000 shares of Common Stock in any 12 month period.

         8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. In the event that a stock certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee but in no event may a performance period be less than twelve months. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

         Awards of performance shares to a Covered Employee shall (unless the Committee determines otherwise) be subject to performance conditions based on the achievement (i) by the Company or a business unit of a specified target operating or net income or return on assets, (ii) by the Company or a business unit of specified target earnings per share or return on equity, (iii) of a targeted total shareholder return or (iv) any combination of the conditions set forth in clauses (i), (ii) and (iii) above. If an Award of performance shares is made on such basis, the Committee shall establish the relevant performance conditions within 90 days after the commencement of the performance period (or such later date as may be required or permitted by Section 162(m) of the Internal Revenue Code). The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified performance condition. The maximum number of

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performance  shares subject to any Award under the Plan to a Covered Employee is
200,000 for each twelve months during the performance period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value of such number of Shares at the closing price on the last trading day of the performance period). For purposes of the immediately preceding sentence, "trading day" shall mean a day in which the Shares are traded on the Nasdaq Stock Market or, if applicable, the principal securities exchange on which the shares of Common Stock are then traded. An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's termination of employment prior to the end of the performance period for any reason, such Award will be payable only (A) if the applicable performance conditions are achieved and (B) to the extent, if any, as the Committee shall determine.

         9. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights ("SARs") may be granted only in connection with a stock option. A SAR granted in connection with an incentive stock option may be granted only when the incentive stock option is granted. A SAR granted in connection with a nonstatutory stock option may be granted either when the related nonstatutory stock option is granted or at any time thereafter, including, in the case of any nonstatutory stock option resulting from the conversion of an incentive stock option to a nonstatutory stock option, simultaneously with or after the conversion. A Participant electing to exercise a SAR shall deliver written notice to the Company of the election identifying the SAR and the related option with respect to which the SAR was granted to the Participant, and specifying the number of whole shares of Common Stock with respect to which the Participant is exercising the SAR. Upon exercise of the SAR, the related option shall be deemed to be surrendered to the extent that the SAR is exercised. SARs may be exercised only (i) on a date when the Fair Market Value of a share of Common Stock exceeds the exercise price stated in the stock option related to that SAR, (ii) at a time and to the same extent as the related stock option is exercisable, (iii) by surrender to the Company, unexercised, of the related stock option or any applicable portion thereof, and (iv) in compliance with any restrictions that may be set forth in the Award agreement pursuant to which the SAR was granted. The amount payable upon exercise of a SAR may be paid by the Company in cash, or, if the Committee shall determine in its sole discretion, in shares of Common Stock (taken at their Fair Market Value at the time of exercise of the SAR) or in a combination of cash and shares of Common Stock; provided, however, that in no event shall the total number of shares of Common Stock that may be paid to a Participant pursuant to the exercise of a SAR exceed the total number of shares of Common Stock subject to the related stock option. A SAR shall terminate and may no longer be exercised upon the first to occur of (a) exercise or termination of the related stock option or (b) any termination date specified by the Committee at the time of grant of the SAR. In addition, the Committee may, in its sole discretion at any time before the occurrence of a Change of Control, amend, suspend, or terminate any SAR theretofore granted under the Plan without the holder's consent; provided that, in the case of amendment, no provision of the SAR, as amended, shall be in conflict with any provision of the Plan. The amendment, suspension, or termination of any SAR by the Committee as described in the immediately preceding sentence shall not affect the holder's rights in any related stock option.

         10. RESTRICTED STOCK. Restricted stock may be granted in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. In the event that a stock certificate is issued in respect of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant. A restricted period of not less than three years shall apply to shares of Common Stock subject to restricted stock grants under the Plan, except that a restricted period of less than three years may apply to such grants with respect to up to ten percent (10%) of the total shares of Common Stock available for the grant of Awards under the Plan. The Committee shall determine in its sole discretion whether restricted stock granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

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         11. AWARD  AGREEMENTS.  Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

         12. CHANGE IN CONTROL. In the event of a Change in Control, as hereinafter defined, (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested, (ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) all performance shares granted in the form of shares of Common Stock or share units shall be deemed to be earned in full, (iv) all performance shares granted in the form of share units shall be paid in cash, and (v) each a stock option and SAR that is not exercisable in full shall be deemed fully vested. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or
(B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Committee at such time. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

         A "Change in Control" shall mean the occurrence of any one of the following events: (i) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Company Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (iii) below), (ii) during any period of not more than two years, individuals who constitute the Board of Directors of the Company as of the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the beginning of the period; whose election or nomination for election was approved by a vote (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) of at least three-quarters of the Incumbent Directors who remain on the Board of Directors, including those directors whose election or nomination for election was previously so approved, shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or

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the corporation resulting from such Business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (a), (b) and (c)
is  referred  to  hereunder  as  a  "Non-Control  Transaction");   or  (iv)  the
shareholders  of  the  Company  approve  a  plan  of  complete   liquidation  or
dissolution of the Company or the sale of all or substantially all of its assets. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting
Securities   that  increases  the  percentage  of  outstanding   Company  Voting
Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         13. WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

         14. NONTRANSFERABILITY. No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any nonstatutory stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members. During the lifetime of the Participant, a nonstatutory stock option shall be exercisable only by the Participant or by the immediate family member or trust to whom such stock option has been transferred pursuant to the immediately preceding sentence. For purposes of the Plan, (i) the term "immediate family" shall mean the Participant's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members and trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of a nonstatutory stock option to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant by reason of Section 162(m) of the Internal Revenue Code.

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         15. NO RIGHT TO  EMPLOYMENT  OR  CONSULTANCY.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary or retained as a consultant with the Company or any subsidiary. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder. Any obligation of the Company under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Company to make such payment from its general assets in accordance with the Plan, and no Participant shall have any interest in, or lien or prior claim upon, any property of the Company or any subsidiary by reason of that obligation.

         16. ADJUSTMENT OF AND CHANGES IN COMMON STOCK. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and outstanding Awards (including adjustments to the option and exercise prices of outstanding Awards). Except pursuant to the previous sentence, the option or exercise price of outstanding Awards may not be reduced.

         17. AMENDMENT. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act.

         18. EFFECTIVE DATE AND TERMINATION. The Plan shall be effective as of January 1, 1999, subject to its approval by shareholders of the Company. Subject to earlier termination pursuant to Section 16 of this Plan or by the action of the Board of Directors, the Plan shall remain in effect until December 31, 2008.

         19. PURCHASE FOR INVESTMENT. Each person acquiring Common Stock pursuant to any Award may be required by the Company to furnish a representation that he or she is acquiring the Common Stock so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to ensure that a resale or other disposition of the Common Stock would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

         20.  AWARDS IN  SUBSTITUTION  FOR AWARDS  GRANTED  BY OTHER  COMPANIES.
Awards may be granted under the Plan in substitution for awards held by employees of a company who become employees of the Company or any subsidiary as a result of the merger or consolidation of the employer company with the Company or any subsidiary, or the acquisition by the Company or any subsidiary of the assets of the employer company, or the acquisition by the Company or any subsidiary of stock of the employer company as a result of which it becomes a subsidiary. The terms, provisions, and benefits of the substitute Awards so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards in substitution for which they are granted.

         21. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of New York.

                               CONMED CORPORATION
                     310 Broad Street--Utica, New York 13501
                  Annual Meeting of Shareholders--May 18, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Eugene R. Corasanti and Robert E. Remmell, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the "Company") held of record by the undersigned on March 31, 1999, at the Annual Meeting of Shareholders to be held May 18, 1999, and at any adjournment thereof.

     (1)  Election of Directors

     [_] FOR all nominees listed below         [_] WITHHOLD AUTHORITY to vote
         (except as indicated otherwise            for all nominees listed below
         below)

         NOMINEES:  Eugene R.  Corasanti,  Robert E. Remmell,  Bruce F. Daniels,
                    William D. Matthews, Stuart J. Schwartz and Joseph J. Corasanti.

         INSTRUCTIONS:  To  withhold   authority  to  vote  for  any  individual
                        nominee, write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

     (2) Appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for 1999.

                   [_]  FOR      [_]  AGAINST       [_]  ABSTAIN

     (3)  Approval of the Company's 1999 Long-Term Incentive Stock Plan.

                   [_]  FOR      [_]  AGAINST       [_]  ABSTAIN

     (4) Approval of Amendment to the Company's Restated Certificate of Incorporation to increase to 100,000,000 the number of authorized shares of Common Stock.

                   [_]  FOR      [_]  AGAINST       [_]  ABSTAIN

     (5) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

         All as more particularly described in the Company's Proxy Statement, dated April 16, 1999 (the "Company's Proxy Statement"), relating to such meeting, receipt of which is hereby acknowledged.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS (1), (2), (3) (SUBJECT TO THE LIMITATION CONTAINED ON PAGE 2 OF THE COMPANY'S PROXY STATEMENT) AND (4), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

                                            ------------------------------------

                                            ------------------------------------

                                            Dated:------------------------, 1999

                                            Please date this Proxy Card and sign
                                            your  name  exactly  as  it  appears
                                            hereon. Where there is more than one
                                            owner,   each  should   sign.   When
                                            signing     as     an      attorney,
                                            administrator,  executor,  guardian,
                                            or trustee, please add your title as
                                            such. If executed by a  corporation,
                                            this Proxy Card  should be signed by
                                            a  duly   authorized   officer.   If
                                            executed  by a  partnership,  please
                                            sign   in   partnership    name   by
                                            authorized persons.

Please promptly mark, date, sign and mail this Proxy Card in the enclosed envelope. No postage is required.